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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Amendment No. 2 on Form S-3 (File No. 333-89868) and the related Prospectus of Central European Distribution Corporation, ("CEDC") for the registration of 800,000 shares of its common stock and to the incorporation by reference therein and in the Registration Statement on Form S-8 (File No. 333-65543) of the following:

    (a) our report dated March 1, 2002, with respect to the consolidated financial statements of CEDC included in its Annual Report on Form 10-K/A for the year ended December 31, 2001.

    (b) our report dated April 22, 2002, with respect to the financial statements of Damianex S.A. included in CEDC's Current Report on Form 8-K/A dated May 9, 2002, and filed with the Securities and Exchange Commission on August 28, 2002.

    (c) our report dated April 24, 2002, with respect to the financial statements of AGIS S.A. included in CEDC's Current Report on Form 8-K/A dated May 9, 2002, and filed with the Securities and Exchange Commission on August 28, 2002.


/s/ ERNST & YOUNG AUDIT Sp. z o.o.
-----------------------
ERNST & YOUNG AUDIT Sp. z o.o.

Warsaw, Poland
September 4, 2002